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                                                            EXHIBIT 5.1 and 23.1



                               November 4, 1996


Southern Pacific Funding Corporation
One Centerpointe Drive, Suite 500
Lake Oswego, Oregon 97035

     Re: Securities and Exchange Commission Registration Statement on Form S-1 (Registration No. 333-14181), for registration of 1,150,000 shares of Common Stock without par value
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Ladies and Gentlemen:

         We have acted as special counsel in California to Southern Pacific Funding Corporation (the "Registrant"), a California corporation, in connection with the registration under the Securities Act of 1933, as amended, of 1,150,000 shares of the Registrant's Common Stock, without par value (the "Common Stock"), including 150,000 shares to cover over-allotments by the underwriters, pursuant to a Registration Statement on Form S-1, Registration No. 333-14181, filed with the Securities Exchange Commission (the "SEC") pursuant to the requirements of the Securities Act of 1933, as amended, and the general rules and regulations of the SEC promulgated thereunder. All 1,150,000 shares will be sold by Imperial Credit Industries, Inc., the selling shareholder. In acting as such special counsel, we have examined the articles of incorporation and bylaws of the Registrant together with the record of its corporate proceedings concerning the issuance and the registration of the Common Stock. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, faxed, or conformed copies, and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained therein.

         Based on the foregoing, we are of the opinion that the 1,150,000 shares of Common Stock to be sold by Imperial Credit Industries, Inc., the selling shareholder, are duly authorized, legally issued, fully paid and non-assessable.



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Southern Pacific Funding Corporation
November 4, 1996
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the prospectus under the caption "Legal Matters."

                                       Very truly yours,


                                       /s/ Baker & Hostetler

                                           BAKER & HOSTETLER